UNDERWRITING AGREEMENT
                                     BETWEEN
                            THE PARK AVENUE PORTFOLIO
                                       AND
                     GUARDIAN INVESTOR SERVICES CORPORATION

AGREEMENT made this 1st day of January, 1993 between THE PARK AVENUE PORTFOLIO, a Massachusetts business trust (the "Trust") which may offer for public sale separate series of shares of beneficial interest (the "Shares"), and GUARDIAN INVESTOR SERVICES CORPORATION (the "Underwriter"), a broker-dealer registered under the Securities Exchange Act of 1934.

The Trust and the Underwriter agree as follows:

      1. The Trust hereby appoints the Underwriter as its exclusive agent for the distribution of its Shares of beneficial interest. Such Shares may be distributed by the Underwriter in any state or jurisdiction where they may be legally offered.

      2. The Underwriter hereby accepts such appointment and agrees that it will use its best efforts to sell the Shares. The Underwriter may offer Shares through agents of The Guardian Life Insurance Company of America ("Guardian Life"), or its subsidiaries, who are licensed to sell Shares, and through registered representatives of selected broker-dealer firms which are members of the National Association of Securities Dealers, Inc. and which have entered into selling agreements with the Underwriter (the "Firms").

      3. The Trust agrees to execute such documents and to furnish such information as may be reasonably necessary to register or qualify the Shares for sale in the states or jurisdictions which the Underwriter may reasonably request (it being understood that the Trust shall not be required without its consent to qualify to do business in any jurisdiction or to comply with any requirement which in its opinion is unduly burdensome).

      4. The Trust, on behalf of its series, will pay or cause to be paid: (a) expenses of any registration or qualification of the Shares for sale under the federal securities laws and the securities laws of any state or other jurisdiction in which the Shares shall be sold; (b) the expenses of any reports or acts required by law in connection with such registration or qualification; and (c) the expenses incidental to the issuance of the Shares, such as the cost of stock certificates, issue taxes, and fees of the transfer agent. In addition, the Trust, on behalf of its series, will pay or cause to be paid, expenses incurred in connection with the preparation, printing and distribution of any report or communication to Shareholders in their capacity as such.

      5. The Underwriter will pay all expenses related to its registration or qualification as a broker-dealer under federal, state or other applicable law and, except as set forth in Section 4 above, all expenses related to the distribution of the Shares other than: (a) expenses which the series of the Trust may bear pursuant to any Distribution Plan and Agreement Pursuant to Rule 12b-1 under the Investment Company Act of 1940 between the Underwriter and the Trust; or (b) expenses which one or more of the Firms may bear pursuant to any agreements between such Firms and the Underwriter.

      6. Shares of any series offered for sale or sold by the Underwriter shall be so offered or sold at a price per share determined in accordance with the then current Prospectus relating to the sale of such Shares except as departure from such prices shall be permitted by the rules and regulations of the Securities and Exchange Commission ("SEC"); provided, however, that any public offering price for the Shares shall be the net asset value per Share plus a sales charge in the amount, if any, set forth in the then current Prospectus of the Trust relating to such Shares. The net asset value per Share shall be determined in the manner and at the times set forth in the then current Prospectus of the Trust relating to such Shares.

            The price the Trust shall receive for all Shares purchased from it shall be the net asset value used in determining the public offering price applicable to the sale of such Shares. The excess, if any, of the sales price over the net asset value of the Shares sold by the Underwriter as agent shall be retained by the Underwriter as a commission for its services hereunder. The Underwriter may allow discounts, commissions, fees or other concessions to Firms, and may allow them to others in its discretion, in such amounts as the Underwriter shall determine from time to time. Except as may be otherwise determined by the Underwriter and the Trust from time to time as provided in the then current Prospectus, such discounts, commissions, fees or other concessions shall be uniform to all Firms.

            The Underwriter will require each Firm to conform to the provisions hereof and the Registration Statement (and related Prospectus) at the time in effect with respect to the public offering price of the Shares, and neither the Underwriter nor any such Firms shall withhold the placing of purchase orders so as to make a profit thereby.

      7 a. The Trust agrees, as long as the Shares of any series may legally be issued, to fill all orders confirmed by the Underwriter in accordance with the provisions of this Agreement. However, the Trust reserves the right to suspend or withdraw the offering of Shares of any series of the Trust at any time in its absolute discretion, subject to applicable laws, rules and regulations.

         b. The Underwriter shall order Shares from the Trust only to the extent that it shall have received purchase orders therefor. The Underwriter will not make, or authorize any Firms or others to make, any short sales of the Shares.

         c. The Underwriter, as agent of and for the account of the Trust, may repurchase Shares at such prices and upon such terms and conditions as shall be specified in the current Prospectus of the Trust.

         d. The Underwriter shall comply with all applicable laws, rules and regulations, and with the Trust's Declaration of Trust, Bylaws and Registration Statement insofar as any of the foregoing relate to its activities hereunder.

         e. The Trust and the Underwriter shall agree upon procedures relating to the sale of Shares, payment therefor, delivery of confirmations and stock certificates and other related matters.

      8. Notwithstanding the Underwriter's appointment as exclusive agent for distribution of the Shares, the Trust in its absolute discretion may: (a) issue Shares in connection with the acquisition of assets or shares or securities of another corporation or entity, or in connection with a merger or consolidation with any other corporation or entity, as and to the extent permitted by the Declaration of Trust and any applicable laws; (b) issue or sell Shares directly to the shareholders of its series upon such terms and conditions and for such consideration, if any, as it may determine, whether in connection with the distribution of subscription or purchase rights, the payment or reinvestment of dividends or distributions, or otherwise; or (c) issue or sell Shares at net asset value to the shareholders of any other investment company, for which the Underwriter shall act as a distributor, who wish to exchange all or a portion of their investment in shares of such other investment company for Shares of any series of the Trust.

      9 a. The Trust agrees to file from time to time such registration statements and amendments thereto as may be required under the federal securities laws or by the rules and regulations of the SEC thereunder. Any such registration statement, as from time to time amended, relating to the Trust which may be declared effective by the SEC is herein referred to as the "Registration Statement", and any prospectus and statement of additional information relating to the Trust as a part of the Registration Statement are referred to as the "Prospectus" and "SAI", respectively.

         b. The Trust will furnish to the Underwriter from time to time its current Prospectus, SAI and such other information with respect to the Trust, its series or its Shares as the Underwriter may reasonably request for use in connection with the sale of the Shares.

         c. The Trust authorizes the Underwriter in connection with the sale or arranging for the sale of the Shares to give only such information and to make only such statements or representations as are contained in the Trust's current Prospectus or SAI or in sales literature or advertisements furnished or approved by the Trust. The Trust shall not be responsible in any way for any other information, statements or representations given or made by the Underwriter, its employees, agents or representatives, or any of the selected broker-dealer firms which have entered into selling agreements with the Underwriter.

      10 a. The Trust agrees to indemnify and hold harmless the Underwriter, and any person who controls the Underwriter within the meaning of Section 15 of the Securities Act of 1933 (the "1933 Act"), against any and all losses, claims, damages and liabilities (including reasonable legal and other expenses of defending any actions) arising out of: (i) any untrue or alleged untrue statement of a material fact contained in its Registration Statement, Prospectus, SAI or in any sales literature or advertisements furnished or approved by the Trust, and utilized by the Underwriter; or (ii) any omission or alleged omission to state in the foregoing documents the material facts required to be stated or necessary to make the statements therein not misleading, unless such untrue or alleged untrue statement or omission or alleged omission of fact was made in conformity with information given to the Trust by the Underwriter specifically for use in such documents.

         b. The Underwriter agrees to indemnify and hold harmless the Trust and any person who controls the Trust within the meaning of Section 15 of the 1933 Act and each officer and Trustee of the Trust to the same extent and in the same manner as the Trust has agreed to indemnify the Underwriter as outlined in the preceding paragraph, but only with respect to information given to the Trust by the Underwriter specifically for use in the Trust's Registration Statement, Prospectus, SAI, sales literature or advertising. The Underwriter also agrees to indemnify and hold harmless the Trust against any and all losses, claims, damages and liabilities (including reasonable legal and other expenses of defending any actions) arising out of or based upon any acts or deeds of the Underwriter (including any employee, agent or sales representative of the Underwriter) which are outside the scope of the Underwriter's authority pursuant to this Agreement.

         c. The indemnity agreements in this Section 10 shall remain operative and in full force and effect regardless of the expiration or termination of this Agreement but only with respect to statements made, omissions or actions occurring prior to such expiration or termination.

         d. Nothing contained herein shall relieve either party of any liability to the other or to the Trust's shareholders to which they would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence, in the performance of their duties or by reason of their reckless disregard of their obligations and duties under this Agreement.

      11. This Agreement, which supersedes and replaces any other agreement between the parties regarding the subject matter hereof, shall become effective on the day that it was made and shall remain in full force and effect until December 31, 1994. It may be continued thereafter from year to year provided that such continuance is specifically approved at least annually in a manner consistent with the Investment Company Act of 1940, as amended from time to time (the "1940 Act").

      12 a. Either party may terminate this Agreement with respect to any or all series of the Trust at any time, without the payment of any penalty, on not less than 30 nor more than 60 days written notice to the other party. The Trust's decision to terminate this Agreement may be reached by vote of a majority of the Board of Trustees, including a majority of the Trustees who are not "interested persons" of the Trust, as that term is defined by the 1940 Act, or by vote of a "majority of the outstanding voting securities" of the affected series, as that term is defined by the 1940 Act. In addition, without prejudice to any other remedies of the Trust, the Trust may terminate this Agreement with respect to any or all series of the Trust at any time in its absolute discretion immediately upon any failure by the Underwriter to fulfill its obligations hereunder.

         b. Termination of this Agreement with respect to any series shall in no way affect the continued validity of this Agreement or the performance thereunder with respect to any other series.

         c. This Agreement shall automatically terminate in the event of its assignment (as defined in the 1940 Act).

      13 a. This Agreement may be amended by mutual consent of the parties.

         b. Where the effect of a requirement of the 1940 Act which is reflected in any provision of this Agreement is relaxed by a rule, regulation, order or change of interpretive position by the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation, order or change of interpretive position.

      14. Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed postpaid, to the other party at the principal office of such party. Until further notice to the other party, it is agreed that the address of both the Trust and the Underwriter is 201 Park Avenue South, New York, New York 10003.

      15. Nothing contained in this Agreement shall prevent the Underwriter, or any affiliated person of the Underwriter, from: rendering distribution services to other investment companies; acting as distributor to other persons, firms or corporations; or engaging in other business activities.

      16. The Trustees of the Trust and the shareholders of each series shall not be liable for any obligations of the Trust or any series under this Agreement, and the Underwriter or any other person, in asserting rights or claims under this Agreement, shall look only to the assets and property of the Trust or such series in settlement of such right or claim, and not to such Trustees or shareholders.

      17. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

      IN WITNESS WHEREOF, the Trust and the Underwriter have executed this Agreement in the City and State of New York on the date set forth above.


Attest:                                 THE PARK AVENUE PORTFOLIO



/s/ [ILLEGIBLE]                         By: /s/ [ILLEGIBLE]
------------------------------              ------------------------------------
        Secretary


Attest:                                 GUARDIAN INVESTOR SERVICES CORPORATION


/s/ [ILLEGIBLE]                         By: /s/ [ILLEGIBLE]
------------------------------              ------------------------------------
         Secretary